                                                                    EXHIBIT 99.1

                       [PINNACLE FINANCIAL PARTNERS LOGO]

FOR IMMEDIATE RELEASE

                     MEDIA CONTACT:      Vicki Kessler  615-320-7532
                     FINANCIAL CONTACT:  Harold Carpenter  615-744-3742
                     WEBSITE:            www.mypinnacle.com


          PINNACLE FINANCIAL REPORTS CONTINUED RAPID GROWTH IN EARNINGS EARNINGS FOR THE THIRD QUARTER ARE $0.20 AND ASSETS EXCEED $440 MILLION

         NASHVILLE, Tenn., October 21, 2003 - Pinnacle Financial Partners Inc. (Nasdaq: PNFP), the holding company for Pinnacle National Bank, today reported net income for the quarter ended September 30, 2003, of $787,000, or $0.20 per diluted share, compared to a net income of $211,000, or $0.06 per diluted share for the quarter ended September 30, 2002, an increase of 233 percent. For the nine months ended September 30, 2003, diluted earnings per share amounted to $0.44 compared to $0.13 per diluted share for the nine months ended September 30, 2002.

         Total assets grew to $440 million as of September 30, 2003, up 58 percent from the $279 million reported at September 30, 2002, and up $135 million from December 31, 2002. Deposits in the third quarter rose to $347 million at September 30, 2003, a 63 percent increase from $213 million in deposits at September 30, 2002 and up $113 million from December 31, 2002.

         Net loan growth for the three months ended September 30, 2003, was $25 million compared to $26.6 million in the second quarter and $19.1 million for the first quarter of 2003. During the second and third quarters of 2003, Pinnacle funded a portion of the increased loan volume by altering the mix of its earning assets and sold certain available-for-sale securities at gains.

         "We continue to be pleased about the opportunities for our company," said M. Terry Turner, President and CEO of Pinnacle Financial Partners. "The third quarter was another great quarter for Pinnacle with many of Nashville's most respected businesses continuing to move their banking relationships to Pinnacle. We were also successful in attracting several new associates to Pinnacle during the quarter, all with significant banking and financial services experience in this market. Additionally, we opened our Cool Springs office in the high growth market of Williamson County in September and expect to open two new locations in 2004."

Pinnacle Reports Continued Growth - 2 of 3

         Net interest income for the third quarter of 2003 was $3.4 million, compared to $2.3 million for the third quarter of 2003. The net interest margin for the third quarter of 2003 was 3.5 percent, compared to a net interest margin of 3.5 percent for the second quarter of 2003 and 4.0 percent for the third quarter of 2002. Net interest income for the first nine months of 2003 was $9.0 million, compared to $7.9 million for the same period in 2002.

         The provision for loan losses was $318,000 for the third quarter of 2003, compared to $247,000 for the third quarter of 2002. The provision for loan losses was $953,000 for the first nine months of 2003, compared to $688,000 for the same period in 2002. The allowance for loan losses represented 1.25 percent of total loans at September 30, 2003.

         Noninterest income for the third quarter of 2003 was $1,024,000, compared to $497,000 for the third quarter of 2002. This increase was due to the continued development of a new mortgage origination unit, gains recognized on loan participations sold, increased depositor service charges due to more deposit accounts, increased investment services income from Pinnacle Asset Management and gains on the sale of investment securities. Noninterest income for the first nine months of 2003 was $2,363,000, compared to $1,259,000 for the same period in 2002. For the third quarter of 2003 noninterest income represented approximately 23.3 percent of total revenues (the sum of net interest income and noninterest income) compared to 17.9 percent for the same period in 2002.

         Noninterest expense for the third quarter of 2003 was $2.8 million, compared to $2.2 million for the third quarter of 2002. Noninterest expense for the first nine months of 2003 was $7.8 million, compared to $5.8 million for the same period in 2002. The efficiency ratio (noninterest expense divided by total revenues) for the third quarter of 2003 improved to 64.7 percent, compared to
78.6 percent for the third quarter of 2002.

         During the third quarter of 2003, Pinnacle opened its new office in the Cool Springs area of Williamson County. This brings the company's total number of locations to five in the metropolitan Nashville market.

         Additionally, Pinnacle accelerated certain expenses to capitalize on continued market opportunities, including:

         - During the third quarter of 2003, Pinnacle successfully recruited two of Nashville's most experienced wealth management professionals, both of whom are focused on serving the affluent market segment of Nashville and Middle Tennessee. During 2003, Pinnacle has added 28 associates and anticipates continued hiring of market proven professionals for the foreseeable future. Twenty-three of these associates have been assigned to customer contact areas and five have been assigned to operational areas.

Pinnacle Reports Continued Growth - 3 of 3

         - Pinnacle also initiated negotiations for two new offices - one in Nashville and the other in Williamson County. These offices will represent the firm's sixth and seventh locations and both are expected to open in 2004.

         Based on these anticipated growth trends and the anticipated results from these trends, Pinnacle estimates its fourth quarter 2003 diluted earnings per share will approximate $0.20 to $0.22. Additionally, diluted earnings per share for the year ending December 31, 2003, are currently estimated to be $0.64 to $0.66, an increase over prior guidance of $0.59 to $0.65 per diluted share. Diluted earnings per share for the year ending December 31, 2004 are estimated to be $1.15 to $1.25. Management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments may cause the actual results, performance or achievements of Pinnacle to differ materially from these estimates.

         Pinnacle Financial Partners, a Nashville-based financial services firm, was founded in March 2000 by prominent Nashville business leaders, including five former First American Corporation executives. Pinnacle, which opened for business October 2000, offers a full-range of banking, investment, and insurance products targeted at small and medium-sized businesses and their owner/managers. Pinnacle operates five offices in the downtown, Green Hills and Rivergate areas of Nashville and in Brentwood and the Cool Springs area of Williamson County, Tennessee.

         Additional information concerning Pinnacle can be accessed at www.mypinnacle.com.

                                       ###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) increased competition with other financial institutions, (iii) lack of sustained growth in the economy in the Nashville, Tennessee area, (iv) rapid fluctuations or unanticipated changes in interest rates, (v) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, and (vi) changes in the legislative and regulatory environment, a more detailed description of various risks is contained in Pinnacle's most recent annual report on Form 10-KSB. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

                                                                      SEPTEMBER 30,          DECEMBER 31,
                                                                          2003                   2002
                                                                      -------------         -------------
ASSETS

Cash and noninterest-bearing due from banks ..................        $  11,633,943         $   8,061,300
Interest-bearing due from banks ..............................              453,637             4,195,647
Federal funds sold and securities purchased under
   agreements to resell ......................................           20,097,042               685,182
                                                                      -------------         -------------
     Cash and cash equivalents ...............................           32,184,622            12,942,129

Securities available-for-sale, at fair value .................          115,421,439            73,980,054

Mortgage loans held-for-sale .................................            2,220,020                    --

Loans ........................................................          279,701,750           209,743,436
Less allowance for loan losses ...............................           (3,491,767)           (2,677,043)
                                                                      -------------         -------------
     Loans, net ..............................................          276,209,983           207,066,393

Premises and equipment, net ..................................            6,284,822             3,611,504
Other assets .................................................            8,372,521             7,678,894
                                                                      -------------         -------------
         Total assets ........................................        $ 440,693,407         $ 305,278,974
                                                                      =============         =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
     Noninterest-bearing demand ..............................        $  55,255,123         $  31,599,897
     Interest-bearing demand .................................           25,567,490            13,234,956
     Savings and money market accounts .......................          121,430,122            75,995,881
     Time ....................................................          144,938,528           113,185,655
                                                                      -------------         -------------
         Total deposits ......................................          347,191,263           234,016,389
Securities sold under agreements to repurchase ...............           19,290,587            15,050,208
Federal Home Loan Bank advances ..............................           39,500,000            21,500,000
Other liabilities ............................................            1,466,833             2,308,730
                                                                      -------------         -------------
         Total liabilities ...................................          407,448,683           272,875,327

Commitments and contingent liabilities

Stockholders' equity:
     Preferred stock, no par value; 10,000,000 shares
         authorized; no shares issued and outstanding ........                   --                    --
     Common stock, par value $1.00; 10,000,000 shares
         authorized; 3,692,053 issued and outstanding at
         September 30, 2003 and December 31, 2002 ............            3,692,053             3,692,053
     Additional paid-in capital ..............................           30,682,947            30,682,947
     Accumulated deficit .....................................           (1,047,380)           (2,743,794)
     Accumulated other comprehensive income (loss), net ......              (82,896)              772,441
                                                                      -------------         -------------
         Total stockholders' equity ..........................           33,244,724            32,403,647
                                                                      -------------         -------------
         Total liabilities and stockholders' equity ..........        $ 440,693,407         $ 305,278,974
                                                                      =============         =============

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

                                                                       THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                          SEPTEMBER 30,                    SEPTEMBER 30,
                                                                      2003            2002             2003            2002
                                                                   ----------      ----------       ----------      ----------
INTEREST INCOME:
     Loans, including fees ..................................      $3,674,712      $2,833,005      $ 9,995,068      $7,565,360
     Securities, available-for-sale
         Taxable ............................................         918,112         535,022        2,756,584       1,159,472
         Tax-exempt .........................................          57,875          11,567          138,262          11,567
     Federal funds sold and other ...........................          51,895          46,480          127,996         138,108
                                                                   ----------      ----------      -----------      ----------
         Total interest income ..............................       4,702,594       3,426,074       13,017,910       8,874,507
                                                                   ----------      ----------      -----------      ----------
INTEREST EXPENSE:
     Deposits ...............................................       1,069,381         996,584        3,261,641       2,729,158
     Securities sold under agreements to repurchase .........          15,267          23,443           42,233          65,173
     Federal funds purchased and other borrowings ...........         232,615         125,982          707,803         299,810
                                                                   ----------      ----------      -----------      ----------
         Total interest expense .............................       1,317,263       1,146,009        4,011,677       3,094,141
                                                                   ----------      ----------      -----------      ----------
         Net interest income ................................       3,385,331       2,280,065        9,006,233       5,780,366
PROVISION FOR LOAN LOSSES ...................................         318,068         247,000          953,360         688,000
                                                                   ----------      ----------      -----------      ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES .........       3,067,263       2,033,065        8,052,873       5,092,366

NONINTEREST INCOME:
     Service charges on deposit accounts ....................         137,097          80,166          359,211         200,631
     Investment services ....................................         324,663         220,721          656,888         677,282
     Fees from origination of mortgage loans ................         244,912              --          489,005              --
     Gain on loan participations sold .......................          75,238          13,038          201,466          57,997
     Gain on sale of investment securities, net .............         113,707              --          247,978              --
     Other noninterest income ...............................         128,860         182,604          409,158         323,033
                                                                   ----------      ----------      -----------      ----------
         Total noninterest income ...........................       1,024,477         496,529        2,363,706       1,258,943
                                                                   ----------      ----------      -----------      ----------

NONINTEREST EXPENSE:
     Compensation and employee benefits .....................       1,882,344       1,427,251        5,010,942       3,764,462
     Equipment and occupancy ................................         480,216         370,495        1,323,002       1,049,435
     Marketing and other business development ...............          84,570          70,723          263,834         162,118
     Administrative .........................................         177,812         134,393          491,465         323,275
     Postage and supplies ...................................          93,676          59,404          273,167         184,913

     Other noninterest expense ..............................         145,335         119,265          418,835         274,433
                                                                   ----------      ----------      -----------      ----------
         Total noninterest expense ..........................       2,863,953       2,181,531        7,781,245       5,758,636
                                                                   ----------      ----------      -----------      ----------
INCOME BEFORE INCOME TAXES ..................................       1,227,787         348,063        2,635,334         592,673
     Income tax expense .....................................         441,218         136,585          938,920         229,436
                                                                   ----------      ----------      -----------      ----------
NET INCOME ..................................................      $  786,569      $  211,478      $ 1,696,414      $  363,237
                                                                   ==========      ==========      ===========      ==========
PER SHARE INFORMATION:
     Basic net income per common share ......................      $     0.21      $     0.06             0.46            0.13
                                                                   ==========      ==========      ===========      ==========
     Diluted net income per common share ....................      $     0.20      $     0.06      $      0.44      $     0.13
                                                                   ==========      ==========      ===========      ==========

     Weighted average shares outstanding:
         Basic ..............................................       3,692,053       3,692,053        3,692,053       2,841,943
         Diluted ............................................       3,972,327       3,745,272        3,898,200       2,873,334

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

 (DOLLARS IN THOUSANDS,                        SEPT            JUNE           MAR            DEC            SEPT           JUNE
    EXCEPT PER SHARE DATA)                     2003            2003           2003           2002           2002           2002
                                            -----------     ----------     ----------     ----------     ----------     ----------
BALANCE SHEET DATA, AT QUARTER END:
     Total assets .......................   $   440,693        403,229        348,366        305,279        278,750        229,795
     Total loans ........................       279,702        255,448        228,842        209,743        191,299        170,427
     Allowance for loan losses ..........        (3,492)        (3,189)        (2,860)        (2,677)        (2,427)        (2,182)
     Securities available-for-sale ......       115,421         99,968         94,600         73,980         57,062         37,950
     Total deposits .....................       347,191        309,089        266,732        234,016        212,914        168,752
     Securities sold under
         agreements to repurchase .......        19,291         17,803         15,846         15,050         16,720         16,855
     Advances from FHLB .................        39,500         41,500         32,500         21,500         15,500         11,500
     Total stockholders' equity .........        33,245         33,627         32,403         32,404         32,089         31,402

BALANCE SHEET DATA, QUARTERLY AVERAGES:
     Total assets .......................   $   406,142        365,385        326,108        285,929        243,284        204,592
     Total loans ........................       269,703        245,383        217,690        201,290        181,005        158,076
     Securities available-for-sale ......       107,162         95,351         87,124         63,150         42,007         24,904
     Total deposits .....................       268,220        277,592        243,545        215,617        181,844        163,146
     Securities sold under
         agreements to repurchase .......        16,136         11,728         14,106         16,685         13,091         10,496
     Advances from FHLB .................        40,239         38,137         29,994         18,054         14,196         11,500
     Total stockholders' equity .........        32,542         32,944         32,675         32,167         31,808         18,694

STATEMENT OF OPERATIONS DATA, FOR THE THREE MONTHS ENDED:
     Interest income ....................   $     4,702          4,369          3,946          3,691          3,425          2,872
     Interest expense ...................         1,317          1,385          1,310          1,268          1,146          1,057
                                            -----------     ----------     ----------     ----------     ----------     ----------
         Net interest income ............         3,385          2,984          2,636          2,423          2,279          1,815
     Provision for loan losses ..........           318            347            288            250            247            232
                                            -----------     ----------     ----------     ----------     ----------     ----------
     Net interest income after
         provision for loan losses ......         3,067          2,637          2,348          2,173          2,032          1,583
     Noninterest income .................         1,024            877            462            469            497            462
     Noninterest expense ................         2,864          2,675          2,242          2,230          2,182          1,872
                                            -----------     ----------     ----------     ----------     ----------     ----------
         Net income before taxes ........         1,228            839            568            412            347            173
     Income tax expense .................           441            302            195            127            136             66
                                            -----------     ----------     ----------     ----------     ----------     ----------
         Net income .....................   $       787            537            373            285            211            107
                                            ===========     ==========     ==========     ==========     ==========     ==========
PER SHARE DATA:
     Earnings - basic ...................   $      0.21           0.15           0.10           0.08           0.06           0.04
     Earnings - diluted .................   $      0.20           0.14           0.10           0.08           0.06           0.04
     Book value at quarter end(1) .......   $      9.00           9.11           8.78           8.78           8.69           8.51

     Weighted avg. shares - basic .......     3,692,053      3,692,053      3,692,053      3,692,053      3,692,053      2,521,723
     Weighted avg. shares - diluted .....     3,972,327      3,880,642      3,841,631      3,795,967      3,745,272      2,555,844
     Common shares outstanding ..........     3,692,053      3,692,053      3,692,053      3,692,053      3,692,053      3,692,053

CAPITAL RATIOS (2):
     Equity to total assets .............           7.5%          10.9%          12.1%          13.8%          15.1%          18.6%
     Leverage ...........................           8.2%           8.9%          10.1%          11.1%          13.1%          14.7%
     Tier 1 risk-based ..................           9.6%          10.6%          12.1%          12.7%          13.0%          15.4%
     Total risk-based ...................          10.6%          11.7%          13.2%          13.8%          14.0%          16.6%

---------------
(1) Book value per share computed by dividing total stockholders' equity by common shares outstanding
(2) Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:
           Equity to total assets - End of period total stockholders' equity as a percentage of end of period assets.
           Leverage - Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
           Tier 1 risk-based - Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
           Total risk-based - Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

 (DOLLARS IN THOUSANDS,                            SEPT           JUNE          MAR          DEC          SEPT        JUNE
    EXCEPT PER SHARE DATA)                         2003           2003         2003         2002          2002        2002
                                                ----------      -------       -------      -------      -------      ------
PERFORMANCE RATIOS AND OTHER DATA:
     Return on average assets ...............        0.77%        0.59%        0.46%        0.40%        0.34%        0.21%
     Return on average stockholders'
         equity .............................        9.59%        6.54%        4.63%        3.52%        2.64%        1.83%
     Net interest margin (3) ................        3.51%        3.48%        3.46%        3.59%        3.97%        3.74%
     Noninterest income to total
         revenue (4) ........................        23.2%        22.7%        14.9%        16.2%        17.9%        20.3%
     Noninterest income to avg. assets ......        1.00%        0.96%        0.57%        0.65%        0.81%        0.90%
     Noninterest exp. to avg. assets ........        2.80%        2.94%        2.79%        3.09%        3.56%        3.64%
     Efficiency ratio (5) ...................        65.0%        69.3%        72.4%        77.1%        78.6%        82.2%
     Avg. loans to average deposits .........        85.7%        88.4%        89.4%        93.4%        97.7%        97.1%
     Securities available-for-sale to
         total assets .......................        26.2%        24.8%        27.2%        24.2%        20.5%        16.5%
     Average interest-earning assets
         to average interest-bearing
         liabilities ........................       118.8%       118.9%       119.4%       120.6%       119.0%       115.0%
     Brokered time deposits to total
         deposits ...........................        11.2%        15.6%        16.8%        18.0%        19.8%        23.7%

ASSET QUALITY INFORMATION AND RATIOS:
     Nonaccrual loans .......................   $   1,095        1,095        1,095        1,845           70           90
     Past due loans over 90 days and
         still accruing interest ............   $      88           60           44           22           41           15
     Net loan charge-offs ...................   $      15           18          105           --            2           91
     Allowance for loan losses to
         total loans ........................        1.25%        1.25%        1.25%        1.28%        1.27%        1.28%
     Nonperforming assets to total
         loans and ORE ......................        0.39%        0.43%        0.48%        0.88%        0.04%        0.05%
     Net loan charge-offs to average
         loans (annualized) .................        0.02%        0.03%        0.19%          --         0.00%        0.23%
     Allowance for loan losses to
         nonperforming loans ................         319%         291%         261%         145%       3,467%       2,424%
     Avg. commercial loan internal risk
         ratings (6) ........................         3.9          3.9          3.9          3.9          4.0          4.0
     Avg. loan account balances(7) ..........   $     150          155          158          163          155          151

INTEREST RATES AND YIELDS:
     Loans ..................................        5.41%        5.49%        5.52%        5.81%        6.21%        6.18%
     Securities, available-for-sale .........        3.65%        4.14%        4.44%        4.41%        5.16%        5.58%
     Federal funds sold and other ...........        2.28%        2.60%        2.22%        2.58%        2.92%        2.15%
     Total deposits, including non-
         interest bearing ...................        1.35%        1.62%        1.79%        1.99%        2.17%        2.34%
     Securities sold under agreements
         to repurchase ......................        0.38%        0.42%        0.43%        0.61%        0.71%        0.76%
     Federal funds purchased and
         other borrowings ...................        2.23%        2.44%        2.63%        3.16%        3.26%        3.45%
     Total deposits and other interest-
         bearing liabilities ................        1.40%        1.68%        1.82%        1.99%        2.16%        2.32%

---------------
(3) Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets
(4) Total revenue is equal to the sum of net interest income and noninterest income.
(5) Efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(6)      Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2"
                  exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately). Loans rated "8" or worse are considered potential problem credits. Generally, consumer loans are not subjected to internal risk ratings.
(7) Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

 (DOLLARS IN THOUSANDS,                           SEPT           JUNE          MAR          DEC         SEPT         JUNE
    EXCEPT PER SHARE DATA)                        2003           2003         2003         2002         2002         2002
                                                ---------      -------      -------      -------      -------      -------
INVESTOR INFORMATION:
     Closing price at end of quarter ........   $   19.75        15.95        13.46        12.91        11.19        11.74
     High bid during quarter ................   $   19.94        17.00        14.14        13.30        13.00        11.90
     Low bid during quarter .................   $   16.00        13.05        12.76        11.01        10.90         9.70

OTHER INFORMATION:
     Brokerage account assets, at
         quarter-end (8) ....................   $ 247,000      202,000      177,000      171,000      166,000      165,000
     Balance of commercial loan
         participations sold to other
         banks and serviced by
         Pinnacle, at quarter end ...........   $  45,981       44,355       41,594       43,089       28,942       29,294
     Total assets per full-time
         equivalent employee ................   $   5,474        5,486        5,318        5,501        5,210        4,462
     Quarterly revenues per full-time
         equivalent employee ................   $    54.8         52.5         47.3         52.1         51.9         44.2
     Number of employees (full-time
          equivalent) .......................        83.5         73.5         65.5         55.5         53.5         51.5
     Associate retention rate (9) ...........        95.7%        94.6%        92.4%        94.5%        94.4%        96.2%
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(8)      At market value, based on information obtained from the company's third party broker/dealer for non-FDIC insured financial products and services.
(9)      Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.